Exhibit 10.77

AMENDMENT TO THE FEBRUARY 24, 2006 SENIOR AMORITIZING CONVERTIBLE NOTE

This Amendment dated as of August 25, 2006 (this “Amendment”) to the Senior Amortizing Convertible Notes due February 24, 2006 (the “Notes”) issued pursuant to the Securities Purchase Agreement dated as of February 24, 2006 (the “Purchase Agreement”) among Bulldog Technologies, Inc. (the “Company”) and the purchasers set forth on the signature page thereto, is among the Company and the investors as set forth in Schedule I attached hereto (the “Note Holders”).  Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Purchase Agreement.

IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Note Holder, severally and not jointly, agree as follows:

1.     In connection with the Note amortization payment due on August 24, 2006 (the “August Amortization Payment”), as set forth in Schedule I attached hereto, in the amount of ONE HUNDRED FORTY-TWO THOUSAND EIGHT HUNDRED FIFTY SEVEN U.S. DOLLARS AND FOURTEEN CENTS (US$142,857.14), the Company will immediately (and in no event later than 1 business day following the date hereof)  issue to the Note Holder as set forth on Schedule I attached hereto 4,480,000 shares of the Company’s Common Stock (the “Registered Shares”) which were registered pursuant to a Form SB-2 filed on March 21, 2006, and which number of registered shares were amended pursuant to the Form 424B4 filed on April 3, 2006, the effective date.

2.     The conversion price, as set forth in Section 2.1 of the Note, is $1.00 (the “Conversion Price”).  The Conversion Price shall be amended such that any conversions of principal into the Common Stock of the Company or principal repayments in the form of Common Stock of the Company in lieu of cash shall be at a price equal to the lesser of (i) US$0.05 per share or (ii) 75% of the average of the VWAP for each of the ten (10) trading days immediately prior to the applicable conversion date or principal repayment date.

3.     Except as specifically provided for in the amendment to the Note, all other terms and conditions of the Agreement shall remain in full force and effect as originally constituted.

4.     The Note Holders shall each and in the aggregate waive the Event of Default with respect of the August Amortization Payment.  Nothing herein shall be deemed as a waiver of any other Event of Default or any future Event of Default under the Note.

5.     The Company agrees to use its best efforts to (i) file a supplemental registration statement on Form SB-2, or any other registration statement available to the Company, within thirty (30) days following the date of the amendment to the Note, and (ii) have the registration statement declared effective by the SEC (the “Commission”) within thirty (30) days of the filing of the registration statement. If the Company fails to file the registration statement or have the registration statement declared effective within the prescribed time period (each, an “Event”), the Company shall pay the Note Holders liquidated damages upon the occurrence of the Event and for each monthly anniversary of such Event an amount equal to 2% of the original principal amount of the Notes until such Event is cured (the “Event Payment”). Notwithstanding the aforementioned, in the event the Commission provides comments on the registration statement, the Note Holders shall provide the Company an additional fifteen (15) days from the receipt of Commission’s comments, however not more than forty-five (45) days from the filing of the registration statement before the Company is subjected to the stated Event Payments.

6.     The Company shall use its best efforts to pursue any action or remedies available to it, both legal or otherwise, against John Cockburn for misappropriation of funds and breach of fiduciary duties and seek to recover all shares issued by the Company to Mr. Cockburn, his family trust, or any other individual, corporation, partnership, trust or entity which Mr. Cockburn is a direct or indirect beneficial owner, whether domiciled domestically or in offshore accounts, including but not limited to 3,000,000 shares held by Rosedene Investments Ltd with a registered shareholders address of 244 Main Street, Gibraltar, Gib.  The Company shall also take all action necessary to report to the Commission, and any other securities commission or regulatory body having jurisdiction over the activities of the Company, any actions undertaken by Mr. Cockburn that may represent a violation of securities laws or violation of rules of other regulatory body regardless of the monetary value of said violations.  Any shares recovered by the Company pursuant to this Section 6 shall be immediately paid to the Note Holders on the following principal amortization date.

7.     This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

8.     This Amendment shall be governed under New York law and shall be subject to the provisions set forth in Section 7.9 of the Purchase Agreement.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BULLDOG TECHNOLOGIES INC.

By:	/s/ Paul G. Harrington
Name: Paul G. Harrington
Title: President and CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF PURCHASERS FOLLOW.]

IROQUOIS MASTER FUND LTD.

By:	/s/ Joshua Silverman
Name: Joshua Silverman
Title: Managing Member

RAQ, LLC

By:	/s/ Lindsay A. Rosenwald, M.D.
Name: Lindsay A. Rosenwald, M.D.
Title: Managing Member

RHP MASTER FUND, LTD.
By:	Rock Hill Investment Management, L.P.
By:	RHP General Partners, LLC

By:	/s/ Keith Marlowe
Name: Keith Marlowe
Title: Director

NITE CAPITAL

By:	/s/ Keith A. Goodman
Name: Keith A. Goodman
Title: Manager of the General Partner

By:	/s/ Otto W. Hoernig, III
Name: Otto W. Hoernig, III
Title:

ALPHA CAPITAL AG

By:	/s/ Konrad Ackermann
Name: Konrad Ackermann
Title: Director

[Signature page to Amendment]

OMICRON MASTER TRUST

By:	/s/ Olivier Morali
Name: Olivier Morali
Title: As authorized signatory for Omicron Master Trust

ENABLE GROWTH PARTNERS LP

By:	/s/ Adam Epstein
Name: Adam Epstein
Title: Principal

PIERCE DIVERSIFIED STRATEGY MASTER FUND

By:	/s/ Adam Epstein
Name: Adam Epstein
Title: Principal

ENABLE OPPORTUNITY PARTNERS LP

By:	/s/ Adam Epstein
Name: Adam Epstein
Title: Principal

[Signature page to Amendment]

Schedule I

BULLDOG TECHNOLOGIES, INC.

FEBRUARY 24, 2006 CONVERTIBLE NOTES

SCHEDULE OF AUGUST 2006 AMORTIZATION PAYMENT CONVERSION

Note Holders	Convertible Note Principal by Note Holder	Total Number of Installments	Monthly Amortization Payable	Allocation of Principal (%)	Allocation of Shares

Omicron Master Fund Ltd	$250,000	14	$17,857.14	12.50%	560,000
RHP Master Fund Ltd	$250,000	14	$17,857.14	12.50%	560,000
Iroquios Master Fund	$350,000	14	$25,000.00	17.50%	784,000
Nite Capital LP	$250,000	14	$17,857.14	12.50%	560,000
Otto Hoernig III	$250,000	14	$17,857.14	12.50%	560,000
Alpha Capital AG	$250,000	14	$17,857.14	12.50%	560,000
RAQ LLC	$150,000	14	$10,714.29	7.50%	336,000
Enable Growth Partners LP	$182,500	14	$13,035.71	9.13%	408,800
Enable Opportunity Partners	$30,000	14	$2,142.86	1.50%	67,200
Pierce Diversified Strategy	$37,500	14	$2,678.57	1.88%	84,000
	$2,000,000		$142,857.14	100.00%	4,480,000